UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2010
ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave. Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 227-4500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.
As previously disclosed, on May 7, 2010, Aruba Networks, Inc. (“Aruba”) entered into an Arrangement Agreement (the “Arrangement Agreement”) by and among Aruba, Azalea Networks, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Azalea”), Felix Zhao, Frank Wang, Fang Wu, Hans Tai and Samuel Chen, as Principal Shareholders, and with respect to Articles VII, VIII and IX only, Hans Tai as Shareholder Representative and U.S. Bank National Association as Escrow Agent. The Arrangement Agreement provides for the acquisition by Aruba of all the outstanding and issued shares of Azalea (the “Acquisition”) by way of a Scheme of Arrangement by and among Azalea, Aruba, the Scheme Shareholders (as defined therein) and the Bridge Noteholders (as defined therein) (the “Scheme”) pursuant to Section 86 of the Companies Law (2009 Revision) of the Cayman Islands. The foregoing description is qualified in its entirety by reference to the Arrangement Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Aruba on May 10, 2010 and incorporated herein by reference and the Scheme of Arrangement filed as Exhibit 2.2 hereto and incorporated herein by reference.
On September 2, 2010, following the satisfaction or waiver of the conditions to closing contained in the Arrangement Agreement, Aruba completed the Acquisition of Azalea by way of the Scheme, following approval of the Scheme by the Azalea Shareholders and Bridge Noteholders and sanction of the Scheme by the Grand Court of the Cayman Islands. In connection with the closing of the Acquisition, Aruba issued to the former Azalea Shareholders and Bridge Noteholders (i) an aggregate of approximately 1,524,517 shares of Aruba Common Stock for an aggregate value of approximately $27 million, based on a deemed per share price of $15.18, subject to certain adjustments and escrow holdback, and (ii) contingent rights associated with such shares, payable, if at all, in cash in an aggregate amount of up to $13.5 million, all as specified in the Arrangement Agreement and the Scheme.
As previously disclosed under Item 3.02 of the Current Report on Form 8-K filed by Aruba on May 10, 2010, the issuance of the shares of Aruba common stock is exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 3(a)(10) thereof.
Item 8.01 Other Events.
On September 2, 2010, Aruba issued a press release announcing that it had consummated the Acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
(b) Pro Forma Financial Information.
Any financial statements or pro forma financial information will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.
(d) Exhibits

Exhibit No.	Description
2.1
Arrangement Agreement dated May 7, 2010 by and among Aruba Networks, Inc., Azalea Networks, Felix Zhao, Frank Wang, Fang Wu, Hans Tai and Samuel Chen, as Principal Shareholders, and with respect to Articles VII, VIII and IX only, Hans Tai as Shareholder Representative and U.S. Bank National Association as Escrow Agent (which is incorporated herein by reference to Exhibit 2.1 to Aruba’s Current Report on Form 8-K filed on May 10, 2010).

2.2	Scheme of Arrangement between Azalea Networks, Aruba Networks, Inc., the Scheme Shareholders (as defined therein) and the Bridge Noteholders (as defined therein).
99.1	Press release dated September 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.
Date: September 2, 2010	By:	/s/ Alexa King
Alexa King
Vice President, Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Arrangement Agreement dated May 7, 2010 by and among Aruba Networks, Inc., Azalea Networks, Felix Zhao, Frank Wang, Fang Wu, Hans Tai and Samuel Chen, as Principal Shareholders, and with respect to Articles VII, VIII and IX only, Hans Tai as Shareholder Representative and U.S. Bank National Association as Escrow Agent (which is incorporated herein by reference to Exhibit 2.1 to Aruba’s Current Report on Form 8-K filed on May 10, 2010).

2.2	Scheme of Arrangement between Azalea Networks, Aruba Networks, Inc., the Scheme Shareholders (as defined therein) and the Bridge Noteholders (as defined therein).
99.1	Press release dated September 2, 2010.